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                                 Exhibit 10.4


                     PACIFIC CENTURY FINANCIAL CORPORATION

                     LONG-TERM INCENTIVE COMPENSATION PLAN

                       (Effective as of January 1, 1999)
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Contents

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Article 1.  Establishment, Objectives, and Effective Date  1

Article 2.  Definitions                                    1

Article 3.  Administration                                 3

Article 4.  Eligibility and Participation                  3

Article 5.  Contingent Awards                              4

Article 6.  Determination and Payment of Final Awards      5

Article 7.  Termination of Employment                      6

Article 8.  Beneficiary Designation                        7

Article 9.  Rights of Employees                            7

Article 10. Change in Control                              7

Article 11. Amendment, Modification, and Termination       8

Article 12. Withholding                                    8

Article 13. Indemnification                                9

Article 14. Successors                                     9

Article 15. Legal Construction                             9
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                     PACIFIC CENTURY FINANCIAL CORPORATION

                     LONG-TERM INCENTIVE COMPENSATION PLAN

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ARTICLE 1.  ESTABLISHMENT, OBJECTIVES, AND EFFECTIVE DATE.
            ---------------------------------------------

     1.1. ESTABLISHMENT OF THE PLAN. Pacific Century Financial Corporation, a Delaware corporation ("PCFC"), hereby establishes an incentive compensation plan to be known as the "Pacific Century Financial Corporation Long-Term Incentive Compensation Plan" ("Plan"), as set forth in this document.

     1.2. OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of PCFC and its Subsidiaries through incentives for a multi-year period which are consistent with PCFC's goals and which link the personal interests of Participants to those of PCFC's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

     1.3. EFFECTIVE DATE. The Plan shall become effective as of January 1, 1999 ("Effective Date"). The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 11 hereof, until January 1, 2009.


ARTICLE 2.  DEFINITIONS.
            -----------

          Whenever used in the Plan, the following capitalized terms shall have the meanings set forth below:

     2.1. "AWARD AGREEMENT" shall mean an agreement entered into by PCFC and each Participant setting forth the terms and conditions applicable to an Award granted under this Plan.

     2.2. "BOARD OF DIRECTORS" or "BOARD" shall mean the Board of Directors of PCFC.

     2.3. "CHANGE IN CONTROL" of PCFC shall mean any one or more of the following: (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of PCFC having 25% or more of the total number of votes that may be cast for the election of Directors of PCFC; or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger
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or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of PCFC before the transaction shall cease to constitute a majority of the Board of Directors of PCFC or any successor to PCFC.

     2.4. "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.5. "COMMITTEE" shall mean the Compensation Committee of the Board of Directors of PCFC or any other committee designated by the Board.

     2.6. "CONTINGENT AWARD" OR "AWARD" shall mean an award which is contingent on the achievement of designated performance goals and final determination by the Committee and which is granted to an Eligible Employee at the outset of the Performance Period.

     2.7. "DISABILITY" shall have the meaning ascribed to such term under the long-term disability plan sponsored by PCFC or a Subsidiary and applicable to the Participant, or if no such plan exists, the meaning as determined at the sole discretion of the Committee.

     2.8.  "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Article 1.3 hereof.

     2.9. "ELIGIBLE EMPLOYEES" shall mean officers or other employees of PCFC or any Subsidiary, who, in the opinion of the Committee, are or give promise of becoming of exceptional importance to PCFC or any Subsidiary, and of making substantial contributions to the success, growth, and profit of PCFC and its Subsidiaries. Neither members of the Committee nor any member of the Board who is not an employee of PCFC or a Subsidiary shall be an Eligible Employee.

     2.10. "FINAL AWARD" shall mean the award ultimately paid out to each Participant, based on the extent to which corresponding performance goals have been achieved and the Committee's determination under Article 6.

     2.11. "NAMED EXECUTIVE OFFICER" shall mean a Participant who, as of the date of vesting or payout of an Award, as applicable, is one of the group of "covered employees" as defined under Code Section 162(m) and regulations thereunder.

     2.12. "PARTICIPANT" shall mean a person that the
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Committee, in its sole discretion, selects from among the Eligible Employees to be granted a Contingent Award.

     2.13. "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.14. "PERFORMANCE PERIOD" shall mean the length of time over which performance is measured for determining Final Awards. The length of the Performance Period shall be set at the sole discretion of the Committee.

     2.15. "PLAN" shall mean this Pacific Century Financial Corporation Long-Term Incentive Compensation Plan, as it may be amended from time to time.

     2.16. "RETIREMENT" shall mean the termination of a Participant's employment with PCFC or a Subsidiary under circumstances where the Participant terminates on or after the retirement dates specified under the Employees' Retirement Plan of Bank of Hawaii.

     2.17.  "SALARY" shall mean average annual base salary.

     2.18. "SUBSIDIARY"" shall mean any corporation in which PCFC or any Subsidiary (as defined hereby) owns 50 percent or more of the total combined voting power of all classes of stock.

ARTICLE 3.  ADMINISTRATION.
            --------------

     3.1. THE COMMITTEE. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2. AUTHORITY OF THE COMMITTEE. Except as limited by law or by the articles of incorporation or bylaws of PCFC, and subject to the provisions herein, the Committee shall have full power to interpret and administer the Plan, including to: identify and designate Eligible Employees and Participants under the Plan; determine the size of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or any other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; amend the terms and conditions of any outstanding Award or Award Agreement to the extent such terms
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and conditions are within the discretion of the Committee as provided in the
Plan; and amend, modify, or terminate the Plan in the manner described in
Article 11. As permitted by law, the Committee may delegate its authority as identified herein.

     3.3. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including PCFC and its Subsidiaries, their shareholders, their employees, and the directors, Eligible Employees, Participants, and their estates and beneficiaries.


ARTICLE 4.  ELIGIBILITY AND PARTICIPATION.
            -----------------------------

     4.1. ELIGIBILITY. Eligible Employees of PCFC or any Subsidiary shall be eligible to participate in the Plan.

     4.2. PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time and at its sole discretion, designate the Eligible Employees who shall be Participants and receive grants of Contingent Awards under the Plan.


ARTICLE 5.  CONTINGENT AWARDS.
            -----------------

     5.1. GRANT. The Committee may, from time to time and at its sole discretion, make a grant of a Contingent Award to each Participant. The Contingent Award for any Participant shall be an amount, expressed either as a dollar amount or as a percentage of Salary for the Performance Period. The Committee shall cause notice to be given to each Participant of his or her participation under the Plan.

          In the event that the Committee determines that it is advisable to grant Awards to Named Executive Officers which do not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

     5.2. VALUE. A Contingent Award shall be of no immediate and certain value, and rather the amount payable to a Participant with respect to a Contingent Award for any given Performance Period shall be the Final Award as determined under Article 6 and shall be conditioned upon the extent to which the Performance Goals designated under this Article 5 are met and any adjustment to such Award as may be determined under Article 6.
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     5.3. PERFORMANCE MEASURE SELECTION.  The performance goals upon which an
Award is conditioned shall be based upon one or more of the following performance measures: earnings per share (actual or targeted growth), economic value added, net income after capital cost, net income (before or after taxes), various return measures (either absolute or relative to peers) including: return on average assets, return on average equity, risk-adjusted return on capital ("RAROC"), efficiency ratio, full time equivalency ("FTE") control, stock price (actual or targeted growth), total shareholder return ("TSR", absolute or relative to an index), and non-interest income to net interest income ratio. In the case of Awards to Named Executive Officers which are intended by the Committee to qualify for the Performance-Based Exception, the performance goals shall be based upon the performance measures set forth in this Article 5 as of the Effective Date, and any material addition or change to the performance measures shall not be utilized or taken into account for such Awards unless and until such performance measures are disclosed to and approved by shareholders in accordance with the requirements of Code Section 162(m).

     5.4. PERFORMANCE GOAL ESTABLISHMENT. The Committee shall select among the performance measures, and shall establish specific performance goals relative to such performance measures prior to the end of the first quarter of the first year of the applicable Performance Period. Such performance goals shall, depending on the extent to which they are met as determined by the Committee, determine the value of the Final Awards paid out to Participants.

     5.5. ADJUSTMENT OF PERFORMANCE GOALS. Once established, performance goals generally shall not be changed during a Performance Period. However, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during a Performance Period as such goals apply to Contingent Awards. However, in the case of Awards to Named Executive Officers which are intended by the Committee to qualify for the performance-based Exception, any adjustments shall be made within the time period described in Article 5.4 to the extent required under Code Section 162(m).

     5.6. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of PCFC or a Subsidiary, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of PCFC or a Subsidiary, or in the event of unusual or nonrecurring events affecting PCFC or the financial statements of PCFC or of changes in applicable laws, regulations, or accounting principles, such adjustments shall be made to the Contingent Awards and performance goals relating to the then-current Performance Period, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. However, in the case of Awards to Named Executive Officers which are intended by the Committee to qualify for the performance-based Exception, any adjustments shall be made within the time period described in Article 5.4 to the extent regarded under Code Section 162(m).


ARTICLE 6.  DETERMINATION AND PAYMENT OF FINAL AWARDS.
            -----------------------------------------

     6.1. DETERMINATION OF FINAL AWARDS. Subject to the terms and conditions of the Plan, after the applicable Performance Period has ended, the Committee shall determine the Final Award to be paid to each Participant based on the Participant's Contingent Award and the extent to which corresponding performance goals have been achieved.

          Notwithstanding any other provision in the Plan to the contrary, the Committee may adjust the Final Award payable to a Participant by making any upward or downward adjustment to the corresponding Contingent Award. Except as otherwise provided in the case of a Change in Control or other event as described in Article 10, the Committee may modify or repeal the Contingent Award of any Participant at any time before the determination of the Participant's Final Award. However, Contingent Awards which are designed to qualify for the Performance-Based Exception with respect to Named Executive Officers may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

     6.2. MAXIMUM AWARDS. The maximum aggregate payout with respect to Contingent Awards granted in any one fiscal year to any one Participant shall be $2,000,000.

     6.3. PAYMENT. Payment of Final Awards shall be normally made in a single lump sum as soon practicable following the close of the applicable Performance Period.

          However, a Participant may make a request, on a form approved by the Committee, for the deferral of all or part of any payment he or she may receive for a Performance Period, provided that such request is delivered to the Human Resources Division no later than November 1 of the last year within the Performance Period. The Committee may accept or reject any such request for a deferral and may determine the conditions of such deferral at the Committee's sole discretion.

          Payment of Final Awards shall be made normally in the form of cash. However, the Committee, in its sole discretion, may provide for payment of Final Awards in the form of PCFC stock, restricted stock or nonqualified stock options.

     6.4. PARTICIPATION DURING PERFORMANCE PERIOD. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event that an Eligible Employee's participation commences or terminates (for reason other than a termination of employment as described in Article 7) mid-term during a Performance Period, the Participant shall receive a payout of the Award which is prorated in a manner determined by the Committee in its sole discretion.


ARTICLE 7.  TERMINATION OF EMPLOYMENT.
            -------------------------

     7.1. TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Award which is prorated in a manner determined by the Committee in its sole discretion. Payments of any prorated Final Awards shall be made at the similar time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

     7.2. TERMINATION OF EMPLOYMENT FOR OTHER REASONS. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event that a Participant's employment terminates during a Performance Period for any reason other than those reasons set forth in Article 7.1, all Awards for that Performance Period shall be forfeited by the Participant.


ARTICLE 8.  BENEFICIARY DESIGNATION.
            -----------------------

          Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the

Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by PCFC, and shall be effective only when filed by the Participant in writing with PCFC during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.


ARTICLE 9.  RIGHTS OF EMPLOYEES.
            -------------------

     9.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of PCFC or a Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the of PCFC or a Subsidiary.

     9.2. PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     9.3. NONTRANSFERABILITY. No Award shall be sold, assigned, transferred, encumbered, hypothecated, or otherwise anticipated by a Participant and, during the lifetime of a Participant, any payment shall be payable only to the Participant.


ARTICLE 10.  CHANGE IN CONTROL.
             -----------------

     10.1. TREATMENT OF OUTSTANDING AWARDS. Notwithstanding any other provision of the Plan to the contrary, in the event of a dissolution or liquidation of PCFC, or a Change in Control of PCFC, the amount of cash payable with respect to any Contingent Award for a Performance Period that ends after such event shall be determined and payable as if the Performance Period ended on the date of such event and a Final Award shall be calculated and paid under the Plan in an amount equal to two times the Contingent Award. The Contingent Award shall be calculated based on the Salary of the Participant for the shortened Performance Period. The Final Award calculated under this
Article 10 shall be multiplied by a fraction, the numerator of which shall be the number of full months of the Performance Period, as adjusted under this
Article 10, and the denominator of which shall be the number of full months in the intended Performance Period. The Final Award under this Article 10 shall be paid to such Participant within ten days of the end of the shortened Performance Period.

     10.2. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE IN CONTROL PROVISIONS. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Article 10 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to the Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 10 at any time and from time to time prior to the date of a Change in Control.

     10.3. POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action necessary, including but not limited to the amendment or repeal of any Contingent Award, to preserve the use of pooling of interests accounting.


ARTICLE 11. AMENDMENT, MODIFICATION, AND TERMINATION.
            ----------------------------------------

     11.1. AMENDMENT, MODIFICATION, AND TERMINATION. The Board or the Committee, may, at any time, terminate, amend, modify, or suspend this Plan provided that no such amendment, modification, suspension, or termination of the Plan shall in any manner (except as allowable under Section 10.3) adversely affect in any material way any Final Award previously made under the Plan without the consent of the Participant holding the Final Award.

     11.2. COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m). However, in the event the Committee determines that such compliance is not desired with respect to the initial grant of any Award under the Plan, then compliance with Code Section 162(m) shall not apply and be required for such Award. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award available under the Plan, the Committee may, subject to this Article 11, make any adjustments it deems appropriate.

ARTICLE 12.  WITHHOLDING.
             -----------

          PCFC shall have the power and the right to deduct, withhold, or require a Participant to remit to PCFC an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.


ARTICLE 13.  INDEMNIFICATION.
             ---------------

          Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by PCFC against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with PCFC's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give PCFC an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under PCFC's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that PCFC have to indemnify them or hold them harmless.


ARTICLE 14.  SUCCESSORS.
             ----------

          All obligations of PCFC under the Plan with respect to Awards granted hereunder shall be binding on any successor to PCFC, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of PCFC.


ARTICLE 15.  LEGAL CONSTRUCTION.
             ------------------

     15.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     15.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     15.3. REQUIREMENTS OF LAW. The granting of Contingent Awards and the payment of Final Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     15.4. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.